Exhibit 99.1
TechTarget Financial Update

Needham, MA – June 23, 2009 – TechTarget, Inc. (NASDAQ: TTGT) is today announcing that it intends to file its 2008 Annual Report on Form 10-K by July 15, 2009 and its Quarterly Report on Form 10-Q for the three months ended March 31, 2009 during the first week in August.

Preliminary revenues for the first quarter of 2009 are expected to be in the upper end of the revenue guidance previously provided by the Company.  Preliminary adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization, as further adjusted for stock-based compensation) for the first quarter is expected to exceed the upper end of the guidance range.

On February 12, 2009, the Company provided financial guidance for the first quarter of 2009 of total revenues within the range of $17 million to $18 million and adjusted EBITDA to be in the range of negative $700,000 to positive $200,000. The change in accounting method for recognizing revenues is not expected to have a material impact on first quarter results.

For the second quarter of 2009, the Company expects total revenues to increase sequentially over the first quarter by approximately 20%. Furthermore, the Company expects the adjusted EBITDA margin for the second quarter to be in the range of 15% - 20% of total revenues.

“We are pleased that the preliminary revenues and adjusted EBITDA demonstrate that our business is strong,” said Greg Strakosch, Chairman and CEO of TechTarget.  “Our primary focus continues to be to take advantage of the downturn by investing and growing market share, while maintaining healthy profitability”.

Use of Preliminary Results
It is important to note that the amounts set forth above with respect to the first quarter of 2009 and projected results of the second quarter of 2009 are estimated results and may change as the Company completes its review.

Non-GAAP Financial Measures
This press release includes a discussion of adjusted EBITDA which is a non-GAAP financial measure provided as a complement to results provided in accordance with accounting principles generally accepted in the United States of America ("GAAP"). The term "adjusted EBITDA" refers to a financial measure that we define as earnings before net interest, income taxes, depreciation, and amortization, as further adjusted for stock-based compensation.  This Non-GAAP measure should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. In addition, our definition of adjusted EBITDA may not be comparable to the definition as reported by other companies. We believe adjusted EBITDA is relevant and useful information because it provides us and investors with an additional measurement to compare the Company’s operating performance. This measure is part of our internal management reporting and planning process and is a primary measure used by our management to evaluate the operating performance of our business, as well as potential acquisitions. The components of adjusted EBITDA include the key revenue and expense items for which our operating managers are responsible and upon which we evaluate their performance. In the case of senior management, adjusted EBITDA is used as the principal financial metric in their annual incentive compensation program. Adjusted EBITDA is also used for planning purposes and in presentations to our board of directors.  Furthermore, we intend to provide this non-GAAP financial measure as part of our future earnings discussions and, therefore, the inclusion of these non-GAAP financial measures will provide consistency in our financial reporting.

Forward Looking Statements
Certain matters included in this press release may be considered to be "forward-looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of the company and members of our management team. All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: guidance on our future financial results and other projections or measures of our future performance; our expectations concerning market opportunities and our ability to capitalize on them; and the amount and timing of the benefits expected from acquisitions, from new products or services and from other potential sources of additional revenue. Investors and prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. These statements speak only as of the date of this press release and are based on our current plans and expectations, and they involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, those relating to: market acceptance of our products and services; relationships with customers, strategic partners and our employees; difficulties in integrating acquired businesses; and changes in economic or regulatory conditions or other trends affecting the Internet, Internet advertising and information technology industries. These and other important risk factors are discussed or referenced in our Annual Report on Form 10-K filed with the Securities and Exchange Commission, under the heading "Risk Factors" and elsewhere, and any subsequent periodic or current reports filed by us with the SEC. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

About TechTarget
TechTarget, a leading online technology media company, gives technology providers ROI-focused marketing programs to generate leads, shorten sales cycles, and grow revenues.  With its network of more than 60 technology-specific websites and more than 7.5 million registered members, TechTarget is a primary Web destination for technology professionals researching products to purchase.  The company is also a leading provider of independent, peer and vendor content, a leading distributor of white papers, and a leading producer of webcasts, podcasts, videos and virtual trade shows for the technology market.  Its websites are complemented by numerous invitation-only events.  TechTarget provides proven lead generation and branding programs to top advertisers including Cisco, Dell, EMC, HP, IBM, Intel, Microsoft, SAP and Symantec.

(C) 2009 TechTarget, Inc. All rights reserved. TechTarget and the TechTarget logo are registered trademarks of TechTarget, Inc. All other trademarks are the property of their respective owners.